Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the previously filed Registration Statements (Nos. 333-147409 and 333-156614) on Form S-8 of our report dated June 26, 2009 with respect to the financial statement of the First Horizon National Corporation Savings Plan as of December 31, 2008, which report appears in the December 31, 2009 Annual Report on Form 11-K of the First Horizon National Corporation Savings Plan.

/s/ KPMG LLP
Memphis, Tennessee
June 25, 2010